Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of March 25, 2004

among

INTRUSION INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT this (“Agreement”), dated as of March 25, 2004, by and among Intrusion Inc., a Delaware corporation (the “Company”), and the entities listed on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”), for the purchase and sale to the Purchasers of shares of the Company’s 5% Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock and Warrants

Section 1.1                                      Purchase and Sale of Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, up to 1,000,000 shares of Preferred Stock (the “Shares”) at a price per share of $5.00 for an aggregate purchase price of $5,000,000 (the “Purchase Price”), and warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibit B (the “Warrants”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The Preferred Stock shall have such powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as set forth in the Certificate of Designations of Preferred Stock attached hereto as Exhibit D, subject to the applicable terms and conditions of this Agreement and the Registration Rights Agreement (as defined below).

Section 1.2                                      Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of the Company’s legal counsel located at 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201 (the “Closing”) at 10:00 a.m., Central Time (i) on or before March 25, 2004, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the  “Closing Date”).

Section 1.3                                      Warrants. At the Closing, the Company shall issue to the Purchasers Warrants to purchase up to an aggregate of 2,226,463 shares of Common Stock. The

Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $0.786 per share.

Section 1.4                                      Conversion Shares and Warrant Shares. The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, out of its authorized but unissued Common Stock or its Common Stock held in treasury, a number of shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Shares and the exercise of the Warrants. The Company shall, from time to time, in accordance with the Delaware General Corporation Law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Shares at the time outstanding, subject, however, to stockholder approval. If any shares of Common Stock required to be reserved for issuance upon conversion of the Shares or exercise of the Warrants hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued, the Company will cause the shares to be so registered and approved subject to the provisions of the Registration Rights Agreement. All shares of Common Stock delivered upon conversion of the Shares or exercise of the Warrants shall, upon conversion or exercise pursuant to the terms thereof, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. Any shares of Common Stock issuable upon conversion of the Shares (and such shares when issued) are herein referred to as the “Conversion Shares”. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Shares, the Conversion Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

Representations and Warranties

Section 2.1                                      Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby makes the following representations and warranties to the Purchasers:

(a)                                  Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted except to the extent that any failure will not have a Material Adverse Effect. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or the Company or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof), but shall not include any of the following, either alone or in combination: (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments which are not unique to the Company but also affect other persons or entities in the Company’s industry; (ii) any change or effect resulting from a delay in the Closing not caused directly or indirectly by the Company; or (iii) failure of the Company’s results of operations to meet any internal or external projections, predictions, estimates or expectations.

(b)                                 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the “Transaction Documents”), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company.  The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies, by equitable principles or remedies of general application and to the extent the indemnification agreements may be limited by applicable federal or state securities laws.

(c)                                  Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of March 25, 2004 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company’s Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto or in any Commission Documents (as defined in Section 2.1(f) below), no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto or in any Commission Documents and except for the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto and except as disclosed in any Commission Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c) or in any Commission Documents, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  Except as set forth on Schedule 2.1(c) hereto or in any Commission Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and to the best knowledge of the Company, no holder of such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d)                                 Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Preferred Stock.  When the Conversion Shares are issued in accordance with the terms of the Preferred Stock, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)                                  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined in Section 2.1(u)), (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any Material Agreement, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is being conducted in all material respects with any applicable laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, the Conversion Shares, the Warrants or the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”) or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f)                                    Commission Documents; Commission Filings; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2002 (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”).  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement or pursuant to a confidentiality agreement. At the time of its filing, the Company’s Form 10-Q for the fiscal quarter ended September 30, 2003 (the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company’s Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)                                 Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)                                 No Material Adverse Change. Since September 30, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto or in the Commission Documents filed after such date but prior to the date hereof.

(i)                                     No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto or in the Commission Documents filed after such date but prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those reflected on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since September 30, 2003, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j)                                     No Undisclosed Events or Circumstances. Since September 30, 2003, except as disclosed on Schedule 2.1(j) hereto or in the Commission Documents filed after such date but prior to the date hereof, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)                                  Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, which Indebtedness is not disclosed in any Commission Documents.  For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the Notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

Except as disclosed on Schedule 2.1(k) or in any Commission Documents, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l)                                     Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for (i) those liens indicated on Schedule 2.1(l) hereto or otherwise disclosed in any Commission Documents, (ii) liens for taxes not yet due and payable, (iii) statutory or contractual landlords’ liens or other liens created by the operation of law, (iv) retention of title agreements with suppliers, (v) the rights of others to customer deposits, or (vi) such other liens that, individually or in the aggregate, do not have a Material Adverse Effect. All material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m)                               Actions Pending. Except as set forth in the Commission Documents or Schedule 2.1(m) hereto, there is no action, suit, claim, arbitration, alternate dispute resolution proceeding or other proceeding pending or to the knowledge of the Company, investigation, or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in any Commission Document or on Schedule 2.1(m) hereto: (i) there is no action, suit, claim, arbitration, alternate dispute resolution proceeding or other proceeding or to the knowledge of the Company, investigation pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect, and (ii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(n)                                 Compliance with Law. To the knowledge of the Company, the business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)                                 Taxes. Except as set forth on Schedule 2.1(o) hereto or disclosed in the Commission Documents, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, other than taxes being disputed in good faith in appropriate proceedings. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary filed for fiscal years ended from and after December 31, 1997, have been audited by the Internal Revenue Service. Except as disclosed in the Commission Documents, the Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)                                 Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q)                                 Disclosure. To the best of the Company’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)                                    Intellectual Property. Schedule 2.1(r) contains a complete and correct list of all patents, trademarks, domain names (whether or not registered), service marks, trade names and registered copyrights held by the Company or any of its Subsidiaries (collectively, the “Proprietary Rights”). To the knowledge of the Company (without any special investigation or patent search), the Company and each of the Subsidiaries owns or possesses all the Proprietary Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. Except as disclosed in the Commission Documents or Schedule 2.1(r) hereto, (i) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency, and (ii) as of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others that could have a Material Adverse Effect. From September 30, 2003 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

(s)                                  Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto or the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. “Environmental Laws” shall mean all U.S. Federal or state laws applicable to the Company or any of its Subsidiaries relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws where non-compliance could have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect or as disclosed in the Commission Documents, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. “Environmental Liabilities” means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) currently in existence or arising hereafter and which arise under or relate to any Environmental Law.

(t)                                    [Intentionally omitted].

(u)                                 Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission if the Company or any Subsidiary were registering securities under the Securities Act (collectively, “Material Agreements”). Except as set forth in the Commission Documents or on Schedule 2.1(u) hereto, the Company and each Subsidiary has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement (other than the Certificate of Designation with respect to the Preferred Stock, this Agreement or any other Transaction Document(s)), commitment, obligation (other than any obligation imposed by state law), plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

(v)                                 Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto or disclosed in any of the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company, any Subsidiary or any of their respective its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

(w)                               Securities Act of 1933. Assuming the accuracy and completeness of the representations, warranties and covenants of the Purchasers contained herein, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Conversion Shares, the Warrants and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to require registration of the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x)                                   Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or, except as set forth in this Agreement or any other Transaction Document, for the performance by the Company of its obligations under the Transaction Documents.

(y)                                 Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since September 30, 2003, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z)                                   [Intentionally omitted.]

(aa)                            Use of Proceeds. Except as set forth on Schedule 2.1(aa), the proceeds from the sale of the Shares and the Warrants will be used by the Company for general corporate and working capital purposes.

(bb)                          Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(cc)                            ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd)                          Sarbanes-Oxley. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2                                      Representations, Warranties and Covenants of the Purchasers.  Each of the Purchasers hereby makes the following representations, warranties and covenants to and for the benefit of the Company with respect solely to itself and not with respect to any other Purchaser:

(a)                                  Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)                                 Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Purchaser or to which the Purchaser is party (collectively, the “Purchaser Transaction Documents”) and to purchase the Shares and Warrants being sold to it hereunder.  The execution, delivery and performance of the Purchaser Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by each Purchaser. Each of the Purchaser Transaction Documents constitutes, or shall constitute when executed and delivered, valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application.

(c)                                  Acquisition for Investment. Each Purchaser is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(e) below, each Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition provided that the Company receives an opinion of the Purchaser’s counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition complies with such laws. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d)                                 Rule 144. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement, provided that the Company receives an opinion of Purchaser’s counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such sale is exempt from such registration requirement.

(e)                                  General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth, accuracy and completeness of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein and in the other Purchaser Transaction Documents in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement with respect to any of the Securities.

(f)                                    Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary by such

Purchaser in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g)                                 No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)                                 Accredited Investor. Each Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)                                     Dispositions. No Purchaser will, prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Securities. Without limiting the generality of the foregoing, no Purchaser will, prior to the effectiveness of the Registration Statement, sell any of the Securities short “against the box”.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1                                      Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on or before the third Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement in the form required by the Exchange Act (including all attachments, the “8-K Filing”). For purposes of this Agreement, a “Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other government actions to close. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of such Purchaser. Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, the Purchasers shall be consulted by the Company (although the consent of the Purchasers shall not be required) in connection with any such press release or other public disclosure prior to its release).

Section 3.2                                      Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares.

Section 3.3                                      Inspection Rights. In the event the Registration Statement is not effective, has been suspended or is otherwise no longer effective, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, any Purchaser or any employees, agents or representatives thereof that are parties to an effective confidentiality agreement with the Company of appropriate scope, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares or Conversion Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.4                                      Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

Section 3.5                                      Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

Section 3.6                                      Other Agreements. The Company shall not enter into any agreement containing any provision that would violate the terms of, or cause a default under, any material term of any Transaction Document.

Section 3.7                                      Reservation of Shares. So long as the Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Shares and the exercise of the Warrants.

Section 3.8                                      Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchasers, and neither the Purchasers nor any of their affiliates, officers or agents will solicit any material non-public information from the Company.

Section 3.9                                      Preemptive Rights; Rights of First Refusal.

(a)                                  (i)                                     Until the first anniversary of the Closing Date, the Company hereby grants to each Purchaser (but not its assigns) that (A) still owns Shares immediately prior to the issuance of the “New Securities” (as defined in Section 3.9(b)), (B) purchased Shares on the Closing Date, and (C) was not an officer or director of the Company as of the Closing Date (any such Purchaser, for such purpose, an “Eligible Purchaser”), a right (the “Preemptive Right”) to purchase all or any part of such Eligible Purchaser’s pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held or deemed to be held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and the full exercise of the Warrants), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Shares and the full exercise of the Warrants).

(ii)                                  Notwithstanding the provisions of subsection (a)(i) above, if the Company proposes to issue or sell any New Securities at a price per share less than the Current Market Price per share of Common Stock, then the Eligible Purchasers shall have a right (the “Right of First Refusal”) to purchase all or any part of such Eligible Purchaser’s pro rata share of any such New Securities that the Company may, from time to time, propose to issue or sell. The pro rata share for each Eligible Purchaser, for purposes of the Right of First Refusal, is the ratio of (x) the number of shares of Common Stock then held or deemed to be held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and the full exercise of the Warrants), to (y) the total number of shares of Common Stock of the Company then held or deemed to be held by all Eligible Purchasers immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and the full exercise of the Warrants). In determining whether any rights, warrants, options or convertible securities included in such New Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock so proposed to be issued or sold, there shall be taken into account any consideration received by the Company for such Common Stock, rights, warrants, options, or convertible securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. For purposes of this Section 3.9(a)(ii), the “Current Market Price” per share of Common Stock on any date shall mean the volume weighted average price of such security on the ten (10) consecutive trading days immediately preceding such date as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the volume weighted average price of such security on the ten (10) consecutive trading days immediately preceding such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the volume weighted average price of such security as of the ten (10) consecutive trading days immediately preceding such date furnished by a New York Stock Exchange member firm selected by the Company, or if such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, such price as is determined by the Board of Directors in good faith.

(b)                                 For purposes of this Section 3.9, “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include the following:

(i)                                     shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any Shares, Warrants or New Securities issued in accordance with this Agreement (including the Warrant Shares);

(ii)                                  shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Compensation Committee of the Board of Directors;

(iii)                               shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

(iv)                              shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

(v)                                 shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

(vi)                              shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

(vii)                           shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act;

(viii)                        shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the

Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

(ix)                                shares of capital stock, or warrants to purchase capital stock, issued to any person or entity that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

(x)                                   shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers;

(xi)                                securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) – (x) above.

In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Purchaser written notice (the “Notice”) of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same.  Each Eligible Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right or the Right of First Refusal, as the case may be, are not purchased by the Eligible Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right or the Right of First Refusal shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.9.

ARTICLE IV

Conditions

Section 4.1                                      Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)                                  Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser in each of the Purchaser Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)                                 Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)                                 Delivery of Purchase Price. The Purchase Price for the Shares and Warrants shall have been delivered to the Company at the Closing.

(e)                                  Delivery of Purchaser Transaction Documents. The Purchaser Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2                                      Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants. The obligation hereunder of the Purchasers to purchase the Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)                                  Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)                                 Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)                                  No Suspension, Etc.  Trading in the Company’s Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities generally whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or

Delaware State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d)                                 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)                                  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)                                    Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, substantially in the form of Exhibit C hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

(g)                                 Warrants and Shares. The Company shall have delivered to the Purchasers the originally executed Warrants (in such denominations as each Purchaser may request but in no event in denominations of less than 100) and shall have delivered certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

(h)                                 Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the “Resolutions”).

(i)                                     Certificate of Designations. As of the Closing Date, the Company shall have filed with the Delaware Secretary of State a Certificate of Designations authorizing the Preferred Stock in substantially the Form of Exhibit D attached hereto.

(j)                                     Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Preferred Stock, solely for the purpose of effecting the issuance of the Shares, a number of shares of Preferred Stock equal to the aggregate number of the Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the number of Conversion Shares and the number of Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, assuming the Warrants are exercised and the Shares are converted on the Closing Date (assuming the Warrants are fully exercisable and the Shares fully convertible on such date regardless of any limitation on the timing or amount of such exercise or conversion).

(k)                                  Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(l)                                     Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants contained herein and in each of the other Transaction Documents as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(m)                               Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company in connection with the transactions contemplated by this Agreement shall have been, or authorized to be, paid by the Company.

(n)                                 Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit E attached hereto.

(o)                                 Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

ARTICLE V

Certificate Legend

Section 5.1                                      Legend. Each certificate representing the Shares, the Conversion Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR INTRUSION INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO INTRUSION INC.

Each certificate representing any Shares shall also be stamped or otherwise imprinted with a legend substantially in the following form:

INTRUSION INC. WILL FURNISH TO EACH HOLDER OF ITS 5% CONVERTIBLE PREFERRED STOCK WHO SO REQUESTS WITHOUT CHARGE A COPY OF THE CERTIFICATE OF DESIGNATIONS SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SUCH STOCK AND ANY OTHER CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Shares, the Conversion Shares, Warrants or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) Business Days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VI

Termination

Section 6.1                                      Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

Section 6.2                                      Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII  herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Indemnification

Section 7.1                                      General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective equityholders, directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each Purchaser or any such person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, other than losses or other amounts that are consequential, in the nature of lost profits, diminution in the value of the property, special or punitive or otherwise not actual damages, which representations, warranties and covenants shall survive until the later of (i) the first anniversary of the Closing Date, and (ii) the specified date of performance. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

Section 7.2                                      Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify such person in writing of the indemnifying party’s election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice but at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, which consent may not be unreasonably withheld, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. If the indemnifying party fails or refuses to promptly assume the defense of any such claim, proceeding or action, then the indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to applicable law.

ARTICLE VIII

Miscellaneous

Section 8.1                                      Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay $30,000 to counsel for Gryphon Master Fund, L.P., the lead Purchaser (“Gryphon”), to reimburse Gryphon for the fees and expenses (including attorneys’ fees and expenses) incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder (including Gryphon’s counsel’s review of the Registration Statement (as contemplated by the Registration Rights Agreement) as special counsel), $10,000 of which has already been paid and is non-refundable, and the remaining $20,000 of which shall be due and payable in cash at Closing (and only if the Closing occurs). If the Closing occurs, the Company hereby authorizes and directs Gryphon to deduct $20,000 from the Purchase Price to be paid by Gryphon at Closing and remit such amount directly to Gryphon’s counsel in payment and satisfaction of such remaining $20,000 due and payable by the Company at Closing.

Section 8.2                                      Specific Enforcement; Consent to Jurisdiction.

(a)                                  The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)                                 The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of each such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3                                      Entire Agreement; Amendment. This Agreement, the Transaction Documents and the Purchaser Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in any of the Transaction Documents or Purchaser Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. This Agreement, the Transaction Documents and the Purchaser Transaction Documents supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers and their permitted assigns owning of record at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No amendment to this Agreement shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding or violates any provision of the Delaware General Corporation Law. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 8.4                                      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given and received (a) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                                                                                             Intrusion Inc.

1101 East Arapaho Road

Richardson, Texas  75081

Attention:  G. Ward Paxton, Chairman, CEO and President

Telecopier:  (972) 234-1467

Telephone:  (972) 301-3633

with copies (which copies

shall not constitute notice

to the Company) to:                                                                                      Patton Boggs LLP

2001 Ross Avenue

Suite 3000

Dallas, Texas  75201

Attention: Thomas R. Nelson, Esq.

Telecopier:  (214) 758-1550

Telephone:  (214) 758-1500

If to any Purchaser:                                                                                        At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party or parties hereto in accordance with the provisions of this Section 8.4.

Section 8.5                                      Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6                                      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7                                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.8                                      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than indemnified parties, as contemplated by Article VII).

Section 8.9                                      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10                                Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.11                                Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.12                                Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

Section 8.13                                Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Transaction Document. Nothing contained herein or in any other Purchaser Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Purchaser Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Purchaser Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser (other than Gryphon) hereby agrees and acknowledges that (a) Warren W. Garden, P.C. was retained solely by Gryphon in connection with Gryphon’s due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, and in such capacity has provided legal services solely to Gryphon, (b) Warren W. Garden, P.C. has not represented, nor will it represent, any Purchaser (other than Gryphon) in connection with the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, and (c) each Purchaser (other than Gryphon) should, if it wishes counsel with respect to the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, retain its own independent counsel with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

INTRUSION INC.

By:	/s/ G. WARD PAXTON
	Name:	G. Ward Paxton
	Title:	Chairman, CEO and President

[Signatures of Purchasers to follow on next pages.]

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

CRESTVIEW CAPITAL MASTER, L.L.C.

By:	/s/ ROBERT HOYT
Robert Hoyt, Managing Member

By:
,

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

ENABLE GROWTH PARTNERS L.P.

By:	/s/ BRENDAN O’NEIL
Name:	Brendan O’Neil
Title:	Principal

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

/s/ JAMES F. GERO
James F. Gero

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

GRYPHON MASTER FUND, L.P.

By: Gryphon Partners, L.P., its General Partner

By: Gryphon Management Partners, L.P.,
its General Partner

By: Gryphon Advisors, LLC, its General Partner

By:	/s/ E.B. LYON, IV
E.B. Lyon, IV, Authorized Agent

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

/s/ G. WARD PAXTON
G. Ward Paxton

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:	/s/ RUSSELL CLEVELAND
Russell Cleveland, President

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ RUSSELL CLEVELAND
Russell Cleveland, Director

BFS US SPECIAL OPPORTUNITIES TRUST PLC

By:	/s/ RUSSELL CLEVELAND
Russell Cleveland, Director

[Signature page to Securities Purchase Agreement dated March 25, 2004,

by and among Intrusion Inc. and the Purchasers named therein]

/s/ MARSHALL B. PAYNE
Marhsall B. Payne

EXHIBIT A

LIST OF PURCHASERS

Names and Addresses of Purchasers	Number of Shares Purchased	Number of Warrants Purchased	Dollar Amount of Investment

Crestview Capital Master, L.L.C. 95 Revere Drive, Suite F Northbrook, IL 60062 Attention: Robert M. Hoyt Telecopier: (847) 559-5807 Telephone: (847)-559-0060	160,000	356,234	$800,000

Enable Growth Partners L.P. c/o Enable Capital Management One Sansome Street, Suite 2900 San Francisco, CA 94104 Telecopier: (415) 835-3843 Telephone: (415) 835-3839	90,000	200,381	$450,000

James F. and Catherine A. Gero 11900 N. Anna Cade Road Rockwall, TX 75087	60,000	133,587	$300,000

Gryphon Master Fund, L.P 100 Crescent Court Suite 490 Dallas, Texas 75201 Attn: Ryan R. Wolters Telecopier: (214) 871-6711 Telephone: (214) 871-6783	230,000	512,086	$1,150,000

with copies to:

Warren W. Garden, P.C. 100 Crescent Court Suite 400 Dallas, Texas 75201 Attn: Warren W. Garden, Esq. Telecopier: (214) 871-6711 Telephone: (214) 871-6710

G. Ward Paxton c/o Intrusion Inc. 1101 E. Arapaho Road Richardson, TX 75081 Telecopier: (972) 301-3892	140,000	311,704	$700,000

Marshall B. Payne 500 Crescent Court, Suite 250 Dallas, TX 75201 Telecopier: (214) 880-4491 Telephone: (214) 871-6807	20,000	44,529	$100,000

A-1

Names and Addresses of Purchasers	Number of Shares Purchased	Number of Warrants Purchased	Dollar Amount of Investment

Renaissance Capital Growth & Income Fund III, Inc.	100,000	222,646	$500,000
Renaissance US Growth Investment Trust PLC	100,000	222,646	$500,000
BFS US Special Opportunities Trust PLC c/o Renaissance Capital Group, Inc. 8080 N. Central Expressway, Suite 210-LB -59 Dallas, TX 75206 Telecopier: (214) 891-8291 Telephone: (214) 891-8294	100,000	222,646	$500,000

Totals:	1,000,000	2,226,459	$5,000,000

A-2

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

C-1

EXHIBIT D

FORM OF CERTIFICATE OF DESIGNATIONS

D-1

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

E-1